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                                                                    EXHIBIT 11.1

                    APPLIEDTHEORY CORPORATION AND SUBSIDIARY

                  CALCULATION OF LOSS PER SHARE (UNAUDITED)(1)

                                                                         THREE MONTHS ENDED
                                                                           MARCH 31, 2000
                                                                           --------------
Weighted average shares outstanding:
Common stock:
     Shares outstanding at beginning of period                                 21,413,362
     Weighted average shares issued during three months
     ended March 31, 2000 (1,869,269 shares)                                    1,691,940
                                                                             ------------
                                                                               23,105,302
                                                                             ============
Net loss                                                                     $(10,988,000)
                                                                             ============
Loss per share attributable to common stockholders                           $      (0.48)
                                                                             ============

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(1)For a discussion of loss per share, see Note D of the Notes to the Financial
   Statements provided in Part I, Item 1 of our Form 10-Q for the period ended March 31, 2000.